Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Raser Technologies, Inc. of our report dated April 6, 2006, relating to the 2005 and 2004 financial statements included in the Annual Report on Form 10-K.

We also consent to the use of our name appearing under the heading “Interests of Named Experts and Counsel” in the Registration Statement.

/s/ Tanner LC
Salt Lake City, Utah
May 7, 2007